UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (203) 674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The information contained in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into the registration statement on Form S-3 (File No. 333-266588) of Dorian LPG Ltd. (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 5, 2022.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company previously reported the compensation approved by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) for all named executive officers of the Company on the Current Report on Form 8-K filed with the Commission on July 7, 2023. The Committee and the Board (as applicable) have subsequently approved increases in cash bonus payments and restricted share awards to certain employees and executive officers of the Company in recognition for contributions to the Company for the fiscal year ended March 31, 2023 and increases in the annual compensation awarded to non-employee directors, as follows:

(a)	Increases in the discretionary cash bonus payments to John C. Hadjipateras and John C. Lycouris from $1,000,00 to $1,225,000 and from $350,000 to $450,000, respectively.

(b)	Increases to the discretionary restricted share awards under the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”) granted to Mr. Hadjipateras and Mr. Lycouris from 72,500 restricted shares to 84,500 restricted shares and from 30,000 restricted shares to 35,000 restricted shares, respectively. Mr. Hadjipateras’ restricted shares shall vest ratably and in three equal installments on September 15, 2023, August 5, 2024 and August 5, 2025. Notwithstanding the foregoing, the restricted shares to be issued to Mr. Hadjipateras that are eligible to vest on August 5, 2025 shall vest subject to a revised vesting formula to be determined by the Committee. Mr. Lycouris’ restricted shares shall vest ratably and in two equal installments on September 15, 2023 and August 5, 2024. Notwithstanding the foregoing, the restricted shares to be issued to Mr. Lycouris that are eligible to vest on August 5, 2024 shall vest subject to a revised vesting formula to be determined by the Committee.

(i) grants by the Company of up to an aggregate of 20,000 restricted shares of the Company pursuant to the Plan to certain non-executive employees of the Company (to be determined by the Chairman of the Board at his sole discretion) and (ii) an increase in the annual compensation awarded to non-employee Directors of the Board from $100,000 to $155,000 (100% as an equity award), beginning with the fiscal year ending March 31, 2024.

Other than disclosed in this report, no other changes to the compensation of the named executive officers of the Company has been approved by the Committee. Additional information relating to compensation paid in the fiscal year ended March 31, 2023 or earned by each of the Company’s named executive officers in respect of the same period is included in the Company’s Current Report on Form 8-K, filed with the Commission on July 7, 2023 and in the Company’s Proxy Statement with respect to the Company’s 2023 Annual Meeting of Shareholders filed with the Commission on July 31, 2023 and in the Company’s Supplement to the Proxy Statement filed with the Commission on September 8, 2023.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 8, 2023		DORIAN LPG LTD.
(registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer